(Translation)

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), is entered into and made effective as of November 10, 2009, by and between the following parities, serving as an exhibit to a loan agreement, dated November 10th, 2009 (the “Loan Agreement”).

1.	Shi Quanling (the “Lender”), a citizen of the People’s Republic of China, resides at Suite 2401, 24th floor, China Insurance Group Building, 141 Des Voeux Road, Central, Hong Kong.

2.
Dongguan CHDITN Printing Co., Ltd. (the "Borrower"), a corporation organized under the laws of the People’s Republic China, with headquarters at No.6 Economic Zone, Wushaliwu, Chang’an Town, Dongguang, Guangzhou Province, China.

In accordance to the terms and conditions in the Loan Agreement, the Lender hereby agrees to provide the Borrower with a loan of total two million dollars (USD$2,000,000.00) (the “Loan”).

NOW, THEREFORE, the Borrower hereby grants to the Lender a first priority security interest in and to the pledged property until the satisfaction of the Obligations in connection with the Loan, as defined herein below.

1.	The Borrower agrees to pay off any payables overdue under the Loan Agreement (the “Liabilities”), timely and unconditionally, upon receiving a written notice from the Lender.

2.
Pursuant to Item 1, the Borrower shall pay off the Liabilities upon receiving a written notice from the Lender. The Borrower shall pay interest incurred from any overdue balance during the period from the written notice date through the paid date. The interest shall be calculated based on the default interest rate as defined in Item 19 of the Loan Agreement, and compounded per month.

3.
In addition to the Liabilities secured hereby pursuant to Item 1, the Borrower shall indemnify, unconditionally and irrevocably, any losses from the Lender due to the Borrower’s late payments or failure in executing the Loan Agreement. In the event that the Liability secured pursuant to Item 1 void, unenforceable, or unexecuted, the indemnification pursuant to Item 3 shall survive and enforceable to the Borrower.

4.	The Borrower agrees to secure the Liabilities by the properties in his title as a pledge, including but not limited:

（a）	All the real properties and the attachments on the land;

（b）	All the machines and equipments, vehicles and other personal properties;

（c）	All the using rights to the land, building and the attachments on the land;

（d）	All the using rights to the machines and equipments, vehicles and other properties;

（e）	All the using right to the subcontracted land, with the owners’ consent regarding the pledge;

（f）	Any other properties available to be pledged.

5.
The Loan shall be secured by the common shares of Décor Products International Inc. (Symbol: DCRD.OB) (the “Shares”) held by the Borrower, the certificates of which shall be delivered to JPF Securities Law, LLC., a legal firm assigned by the Lender. The Lender shall have a lien on the Shares pursuant to the security law of the People’s Republic of China. When the Event of Default occurred, the Lender shall have the preemptive right to the Shares.

6.
The Borrower agrees and affirms that the written notice stating the amount and due date of the Liabilities, signed by the Lender, or her assignee, is enforceable to the Borrower, with the exception that the mistakes in the written notice are material.

7.	All the responsibilities and obligations pursuant to this Agreement shall not be released, reduced or changed due to the followings:

（a）	The extension or postponement of the payments approved by the Lender;

（b）	In case of the pendency of any liquidation or bankruptcy to the Borrower; and/or,

（c）	The Lender holds the lien, security or guaranty of the Loan; and/or,

（d）
The Lender’s rights to recourse, execute, waive, surrender, release or change, pursuant to the Loan Agreement and this Agreement, (including waive any premises or other conditions pursuant to the Loan Agreement); and/or,

（e）	All the liabilities pursuant to the Loan Agreement and this Agreement become illegitimate, void or unenforceable, or the signatures on the Loan Agreement and this Agreement are invalid, and/or,

（f）	Any other events not included in this Item but will cause the Borrower’s obligations to be released, reduced or changed.

In the events of amendment to and/or changes in the Loan Agreement, which will increase the Borrower’s responsibilities and liabilities, the Lender shall receive the confirmation from the Borrower to effectuate the amendment and/or change.

8.	The Borrower announce herein to the Lender:

（a）
The Borrower is a corporation duly organized and validly existing under the laws of the People’s Republic of China and has all requisite corporate power to own, operate and lease its properties and assets and to carry on its business;

（b）	The Borrower has the full right, power and authority to sign and execute the obligations pursuant to this Agreement;

（c）
This Agreement shall be effective simultaneously upon signing the Loan Agreement. This Agreement shall be a binding agreement to the Borrower and enforceable pursuant to the laws of the People’s Republic of China;

（d）
Upon signing and/or executing this Agreement, the Borrower shall not (i) violate or offend against any law or regulations or articles of incorporation and by-laws of the Borrower; or (ii) violate or offend against any covenant or agreement or binding instrument to the Borrower or any of his assets; or (iii) exceed the authority granted to the Borrower in connection with the loan or security obligations (no matter due to articles of incorporation of Borrower or other agreement), or exceed the authority of board of director of the Borrower;

（e）
Neither shall the Borrower have any late payments of the principal and interests of other loans nor any events of default occur in any covenant, trust agreement or other documents signed by the Borrower.

（f）
No any legal proceedings against the Borrower or her assets occurs in any court, arbitration or government agency, which may have significant impact on the Borrower’s finance, business, asset or other situation.

（g）
Except for the preferred debt defined by the laws, all the obligations to the Borrower pursuant to this Agreement are direct and unconditional, which shall be equivalent to the unsecured debt at any time.

（h）	The Borrower shall not violate, fail to execute, or offend any loan agreements upon signing this Agreement, which has negative effect on the Borrower.

（i）	The Borrower has disclosed, in full and accuracy, to the Lender his material liabilities existing as of the signing date of this Agreement.

（j）
The latest audit report provided by the Borrower to the Lender shall be prepared in compliance with the laws of People’s Republic of China and in conformity with the generally accepted accounting principles in the United States of America. The audited financial statements along with the footnotes represent the actual financial status of the Borrower during the period in the report. There is no material change in operation, business, assets, liabilities or others matters thereafter.

（k）	There are no material liabilities or any unrealized losses or estimated losses incurred and undisclosed in the latest audit report.

（l）	All the information of the Borrower provided to the Lender are true, complete and accurate (no matter provided pursuant to the terms under this Agreement)

（m）	All the payments made by the Borrower pursuant to this Agreement shall not be reduced due to taxes or reverses to the taxes.

9.	The Borrower states, guarantees and acknowledges herein to the Lender that, within the valid period of this Agreement:

（a）	Each statement pursuant to Item 6 shall be true and accurate in terms of the facts, with respect to the current existing fact and situation;

（b）	The Borrower shall maintain and operate his business in an appropriate and effective way;

（c）	The Borrower shall deliver the Lender a copy of his audited financial statements, verified by any of his directors, within 30 days after the fiscal year end.

（d）	The Borrower shall deliver the Lender any applicable financial information or other information upon the reasonable request from the Lender.

（e）	The Borrower shall notify the Lender promptly in connection with any unexpected events that will have impact on the Borrower’s ability to execute this Agreement.

（f）
The Borrower shall maintain and execute all the rights and obligations pursuant to this Agreement, receive the required approval and keep it up to date to ensure the validity and effectiveness of this Agreement, and comply with the related regulations, conditions and limitations (if any).

（g）
The Borrower shall not pledge, sell or transfer all or majority of his assets without a written consent from the Lender (regardless of in one time or multiple times, direct or indirect, at the specific time or over a period).

（h）	The Borrower shall not acquire or merger with any other corporations or individuals without a written consent from the Lender.

（i）
The Borrower shall not make any significant changes in the business model without a written consent from the Lender, regardless of the changes due to sale, transfer, acquisition or other transaction, in one time or multiple times, direct or indirect, at the specific time or over a period.

（j）	The Borrower shall not buy back or decrease the outstanding and issued shares or distribute his capital or assets to shareholders without a written consent from the Lender.

10.
The Borrower shall take the obligations pursuant to this Agreement independently. Any third party agrees to proved the Borrower with a pledge or security agreements in connection with this Agreement, this Agreement shall stay individually and shall not be affected by such security agreements or pledges.

11.
Borrower shall make all the payments set forth in this Agreement to the Lender, without offsetting nor counter-claiming any amount owed to the Borrower, nor deducting any existing or future taxes and fees, nor reserving any funds due to taxes.

12.
The security pursuant to this Agreement is continuous and irrevocable and valid until all the payables pursuant to the Loan Agreement are paid in full by the Borrower. However, the obligations of the Borrower would be reduced pro rata in according to the payments to the Loan and be released until the principal and interests of the Loan are paid in full. This Agreement shall be deemed to be an additional security to the Loan, and shall not be used as security or pledge of the Lender’s any other existing or future Loan. The Borrower acknowledges and agrees that Lender shall be entitled to collect the loan or execute this Agreement without involving a third party or file a lawsuit.

13.
In the event that any provisions of this Agreement are considered illegal, invalid, or unenforceable, such provisions shall be removed from this Agreement. The invalidity or unenforceability shall be attached solely to such provisions and the remaining provisions of this Agreement shall survive.

14.
Any expenses incurred due to collecting the overdue payments pursuant to this Agreement shall be indemnified by the Borrower. The Borrower shall make the payments in full and on time upon receiving a written notice from the Lender.

15.

（a）
All of the rights and obligations pursuant to this Agreement are binding to both parties, including their successors or assignees, respectively. The Borrower shall not transfer any rights, interests or obligations herein to any third parties.

（b）
In the event that the Lender transfers all or part of his rights pursuant to the Loan Agreement to a third party, the Lender’s right pursuant to this Agreement shall be transferred pro rata to the transferee, and the transferee shall be considered as the Lender defined in this Agreement.

（c）
Any statements, guaranty, acknowledgements and arrangements made by the Borrower pursuant to this Agreement shall not be affected by the Lender’s transfer, regardless of her rights in the Loan Agreement or in this Agreement. Any changes in the Lender’s name, or merge, or acquisition will not change the Borrower’s obligation pursuant to this Agreement.

16.
（a）
Any notice, requirement or other communications pursuant to this Agreement shall be in writing and delivered to the following addresses via courier or certified mail, any changes in the address shall have 3 days prior notice.

Shi, QuanLing
Address:	Suite 2401, 24th floor, China Insurance Group Building,
141 Des Voeux Road, Central, Hong Kong
Tel:        (00852) 2116-0965
Fax:        (00852) 2297-3635

Dongguan CHDITN Printing Co.,Ltd
Address:    No. 6 Economic Zone, Wushaliwu, Chang’an Town
                   Dongguan, Guangdong Province, China
Attention:  Mr. Liu Rui Sheng, President
Tel:             (0769) 8553-3948

（b）
Any notice, requirement or other communications pursuant to this Agreement shall be delivered upon (1) a recipient’s signature is obtained if via courier; (2) two (2) days after the certified mail is dropped.

17.
（a）	All of the covenants and obligations contained herein shall not be amended, waived, modified or terminated by oral or other forms, unless confirmed in writing by Lender and Borrower.

（b）
The Lender delays or fails at any time or times hereafter to exercise any rights shall not waive the rights of the Lender pursuant to this Agreement. Any rights or powers exercised by the Lender in particular events shall not waive or affect any other rights or powers in the future. The Lender could exercise the rights, powers and compensation arrangements simultaneously, respectively, or accumulatively, thus will not eliminate the rights of Lender and other compensations pursuant to the laws.

18.
This Agreement shall be governed by and interpreted in accordance with the laws of the People’s Republic of China regardless of the principles of conflict of laws.  The parties further agree that any action between them shall be heard in the courts in the People’s Republic of China and expressly consent to the jurisdiction and venue of the courts in the People’s Republic of China. This consent would not undermine or limit the rights or powers conferred by the region for Lenders and Borrowers or its assets in any jurisdiction.

19.	This Security Agreement is written in Chinese with one or more counterparts, each of which shall be constitute the same instrument for Borrower and Lender.

Lender:
Shi Quanling (stamped)
Authorized representatives (signature)

Date: 10th November, 2009

Borrower:
Dongguan CHDITN Printing Co., Ltd (Stamped)
Authorized Representatives: Liu Rui Sheng(signature)

Date: 10th November, 2009